FIFTH AMENDMENT TO SUPPLEMENT #2 TO MASTER LOAN AGREEMENT

THIS FIFTH AMENDMENT TO SUPPLEMENT #2 TO MASTER LOAN AGREEMENT (this “Fifth Amendment”) is made effective as of May 26, 2023, by and between CONTRAIL AVIATION SUPPORT, LLC (“CAS”) and OLD NATIONAL BANK (the “Lender, and together with CAS, collectively the “Parties”) and amends that certain Supplement #2 to Master Loan Agreement, as previously amended by that First Amendment to Supplement #2 to Master Loan Agreement, with an effective date of June 24, 2019, that Second Amendment to Supplement #2 to Master Loan Agreement, with an effective date of January 24, 2020; that Third Amendment to Supplement #2 to Master Loan Agreement with an effective date of September 25, 2020; and that Fourth Amendment to Supplement #2 to Master Loan Agreement with an effective date of September 2, 2021 (collectively, the “Supplement”), by and among CAS and Lender.

RECITALS
The Parties, along with Contrail Aviation Leasing, LLC (“CAL”), are parties to a Master Loan Agreement dated June 24, 2019 (the “Master Loan Agreement”).
The Parties are parties to the Supplement.
The Supplement is a Supplement to and under the Master Loan Agreement.
The Parties desire to further amend the Supplement as provided below.
AGREEMENT
In consideration of the recital, the promises and agreements set forth in the Supplement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS AND REFERENCES.
Capitalized terms not otherwise defined herein have the meanings assigned in the Supplement and the Master Loan Agreement. All references to the Supplement contained in the Master Loan Agreement, Collateral Documents and the other Loan Documents shall mean the Supplement as amended by this Fifth Amendment.
2.AMENDMENT TO DEFINITION OF INTEREST RATE.
(a)The definition of "LIBOR Rate" set forth in Section 2.1 of the Master Loan Agreement has been replaced with the term “1-Monh Term SOFR”. Therefore, any reference to the term “Libor Rate” in the Supplement shall be replaced with the defined term “1-Month Term SOFR”.
(b)Section 2.3 of the Supplement is deleted in its and replaced with the following:
2.3     Interest Rate. The unpaid principal balance of each of the Revolving Loans outstanding from time to time shall bear interest for the period commencing on June 1, 2023 of such Loan until such Loan is paid in full. The Revolving Loans shall accrue interest at a variable rate equal to the 1-Month Term SOFR Rate plus 3.56448% per annum and such rate shall be adjusted on the 1st day of each month.

3.EFFECTIVENESS OF THIS FIFTH AMENDMENT.
This Fifth Amendment shall become effective only upon execution and delivery by the Parties of both this Fifth Amendment and the Fourth Amended and Restated Promissory Note Revolving Note in a form identical to that attached hereto as Exhibit A. Upon execution and delivery of the Fourth Amended and Restated Promissory Note Revolving Note, such note shall constitute the Revolving Note defined in the Supplement and Exhibit A hereto shall replace and constitute Exhibit B to the Supplement.
4.NO WAIVER.
Nothing contained herein shall be construed as a waiver by Lender of: (a) any of its rights and remedies under the Supplement, Master Loan Agreement, the Loan Documents, at law or in equity; or (b) CAS’s continued compliance with each representation, warranty, covenant and provision of the Supplement, the Master Loan Agreement and the other Loan Documents. CAS acknowledges and agrees that no waiver of any provision of the Master Loan Agreement or the other Loan Documents by Lender has occurred and that nothing contained herein shall impair the right of Lender to require strict performance by CAS of the Supplement, the Master Loan Agreement and the other Loan Documents. Further, CAS acknowledges and agrees that no delay by Lender in exercising any right, power or privilege under the Supplement, the Master Loan Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.
5.REPRESENTATIONS AND WARRANTIES.
CAS represents and warrants to Lender that:
(a)The execution and delivery of this Fifth Amendment is within its power and authority, has been duly authorized by all proper action on the part of CAS, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of CAS or the terms of any agreement, restriction or undertaking to which CAS is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.
(b)This Fifth Amendment has been duly executed and delivered by CAS and constitutes a legal, valid and binding obligation of CAS, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)The representations and warranties contained in the Master Loan Agreement are correct and complete as of the date of this Fifth Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Master Loan Agreement.

6.MISCELLANEOUS.
(a)Expenses and Fees. CAS agrees to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Fifth Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Lender’s outside counsel.
(b)Amendments and Waivers. This Fifth Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.
(c)Headings. The headings in this Fifth Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Fifth Amendment.
(d)Affirmation. Each Party hereto affirms and acknowledges that the Supplement as amended by this Fifth Amendment remains in full force and effect in accordance with its terms, as amended hereby.
(e)Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.
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IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment intending it to be effective as of the day and year first above written.
BORROWER:                        LENDER:

CONTRAIL AVIATION SUPPORT, LLC        OLD NATIONAL BANK
By:    /s/ Joseph Kuhn                    By:     /s/ Tommy Olson
Joseph Kuhn                            Tommy Olson
Its: CEO                            Its: SVP

    [Signature Page to Fifth Amendment to Supplement#2]

EXHIBIT A TO FIFTH AMENDMENT TO SUPPLEMENT #2
(see attached)